EXHIBIT 3.3

AMENDED AND RESTATED

BYLAWS

OF

SUNAIR ELECTRONICS, INC.

(A FLORIDA CORPORATION)

Adopted by the Board of Directors as of May 16, 2005

i

ii

AMENDED AND RESTATED BYLAWS

OF

SUNAIR ELECTRONICS, INC.

ARTICLE ONE

OFFICES

     Section 1. REGISTERED OFFICE. The registered office of Sunair Electronics, Inc., a Florida corporation (the “Corporation”), shall be located in the State of Florida or such other location as determined by the Board of Directors of the Corporation (the “Board of Directors”).

     Section 2. OTHER OFFICES. The Corporation may also have offices at such other places, either within or without the State of Florida, as the Board of Directors may from time to time determine or as the business of the Corporation may require.

ARTICLE TWO

MEETINGS OF SHAREHOLDERS

     Section 1. PLACE. All annual meetings of shareholders shall be held at such time and place, within or without the State of Florida, as may be designated by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the Sate of Florida, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

     Section 2. ANNUAL MEETING. Annual meetings of shareholders shall be held on the date and at the time fixed, from time to time, by the Board of Directors, provided, that there shall be an annual meeting held every calendar year at which the shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.

     Section 3. SPECIAL MEETINGS. Special meetings of the shareholders may be called by the President, the Board of Directors or the holders of not less than ten percent of all shares entitled to vote at the meeting. Except as otherwise provided by law or in these Bylaws, upon request in writing delivered either in person or by registered or certified mail, return receipt requested, to the Chairman, President or Secretary by any persons entitled to call a special meeting, it shall be the duty of such Chairman, President or Secretary to cause to be given to the shareholders entitled thereto notice of such meeting to be held on a date not less than sixty (60) nor more than ninety (90) days after the receipt of such request, as such officer may fix.

     Section 4. NOTICE OF WAIVER AND NOTICE. Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the day of the meeting, either personally or by first-class mail, by or at the direction of the President, the Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting. A notice mailed at least thirty (30) days before the date of the meeting, may be done by a class of United States mail other than first-class. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. If a meeting is adjourned to another time and/or place, and if an announcement of the adjourned time and/or place is made at the meeting, it shall not be necessary to give notice of the adjourned meeting unless the Board of Directors, after adjournment, fixes a new record date for the adjourned meeting. Notice need not be given to any shareholder who submits a written waiver of notice by him before or after the time stated therein. Attendance of a person at a meeting of shareholders shall constitute a waiver of notice of such meeting, except when a shareholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the shareholders need be specified in any written waiver of notice.

     Section 5. PRECONDITION TO DELIVERY OF NOTICE OF SPECIAL MEETING OF SHAREHOLDERS CALLED BY SHAREHOLDERS. The secretary shall inform shareholders who have delivered a written request for a special meeting and otherwise complied with Section 3 of the reasonably estimated costs of preparing and mailing a notice of the meeting, and, on payment of these costs to the Corporation, the secretary shall deliver notice of such meeting to each shareholder entitled thereto.

     Section 6. ADVANCE NOTICE OF BUSINESS AT ANNUAL MEETING. Except as otherwise provided in these Bylaws, any shareholder entitled to vote at a meeting may propose business to be brought before such a meeting only if such meeting is an annual meeting of shareholders and if written notice of the shareholder’s intent to bring such business before the meeting has been given, either by personal delivery or by the United States Mail, postage prepaid, to the Secretary of the Corporation, not later than ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders. Each such notice shall set forth: (a) the name and address of the shareholder who intends to bring such business before the meeting; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such business specified in the notice; (c) a description of all arrangements or understandings between the shareholder and any party to which such business relates; and (d) such other information regarding the business proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the business been proposed by the Board of Directors. The presiding officer at the meeting may refuse to acknowledge and business not made in compliance with the foregoing procedure.

     Section 7. BUSINESS OF SPECIAL MEETING. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

     Section 8. QUORUM. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided in the Corporation’s articles of incorporation (the “Articles of Incorporation”). If, however, a quorum shall not be present or represented at any meeting of the shareholders, the shareholders present in person or represented by proxy shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting as originally notified and called. The shareholders present at a duly organized meeting may continue to transact business notwithstanding the withdrawal of some shareholders prior to adjournment, but in no event shall a quorum consist of the holders of less than one-third (1/3) of the shares entitled to vote and thus represented at such meeting.

     Section 9. REQUIRED VOTE. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the Corporation’s shareholders, unless the vote of a greater number is required by law, the Articles of Incorporation or these Bylaws.

     Section 10. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class are limited or denied by the Articles of Incorporation or the Florida Business Corporation Act. Treasury shares, shares of this Corporation’s stock which is owned by this Corporation, and the shares of this Corporation’s stock held by another corporation in a fiduciary capacity for the benefit of this Corporation shall not be voted, directly or indirectly, at any meeting of shareholders.

     Section 11. PROXIES. A shareholder may vote in person or by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable, and unless otherwise made irrevocable by law.

     Section 12. SHAREHOLDER LIST. The officer or agent having charge of the Corporation’s stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of, and the number and class and series, if any, of shares held by each. Such list, for a period of ten (10) days prior to such meeting, shall be subject to inspection by any shareholder at any time during the usual business hours at the place where the meeting is to be held. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting.

The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any such meeting of shareholders.

     Section 13. ACTION WITHOUT MEETING. Unless otherwise provided by law or in the Articles of Incorporation, any action required by statute to be taken at an annual or special meeting of shareholder’s, or any action that may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock entitled to vote on the action having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting with respect to the subject matter thereon and such consent shall have the same force and effect as a vote of shareholders taken at such a meeting. In order to be effective the action must be evidenced by one or more written consents describing the action taken, dated and signed by approving shareholders having the requisite number of votes of each voting group entitled to vote thereon, and delivered to the Corporation by delivery to its principal office in this state, its principal place of business, the corporate secretary, or another officer or agent of the Corporation having custody of the book in which proceedings of meetings of shareholders are recorded. No written consent shall be effective to take the corporate action referred to therein unless, within 60 days of the date of the earliest dated consent delivered in the manner required by this section, written consents signed by the number of holders required to take action are delivered to the Corporation by delivery as set forth in this section. Within 10 days after obtaining such authorization by written consent, notice must be given to those shareholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action and, if the action be such for which dissenters’ rights are provided under this act, the notice shall contain a clear statement of the right of shareholders dissenting therefrom to be paid the fair value of their shares upon compliance with further provisions of this act regarding the rights of dissenting shareholders.

     Section 14. FIXING RECORD DATE. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than seventy (70) days, and, in case of a meeting of shareholders, not less than ten (10) days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this Section, such determination shall apply to any adjournment thereof, except where the Board of Directors fixes a new record date.

     Section 15. INSPECTORS AND JUDGES. The Board of Directors in advance of any meeting may, but need not, appoint one or more inspectors of election of judges of the vote, as the case may be, to act at the meeting or any adjournment thereof. If any inspector or inspectors, or judge or judges, are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors or judges. In case any person who may be appointed as an inspector or judge fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting, or at the meeting by the person presiding thereat. The inspectors or judges, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots and consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate votes, ballots and consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the person presiding at the meeting, the inspector or inspectors or judge or judges, if any, shall make a report in writing of any challenge, question or matter determined by him or them, and execute a certificate of any fact found by him or them.

ARTICLE THREE

DIRECTORS

     Section 1. NUMBER, ELECTION AND TERM. The number of directors of the Corporation shall be fixed from time to time, within the limits specified by the Articles of Incorporation, by resolution of the Board of

Directors; provided, however, no director’s terms shall be shortened by reason of a resolution reducing the number of directors. The directors shall be elected at the annual meeting of the shareholders, except as provided in Section 2 of this Article, and each director elected shall hold office for the term for which he is elected and until his successor is elected and qualified. Directors need not be residents of the State of Florida, shareholders of the Corporation or citizens of the United States. A director or the entire Board of Directors may be removed at any time and only by the affirmative vote of the holders of at least a majority of the shares entitled to vote and represented at a special meeting of the shareholders called for that purpose at which a quorum is present.

     Section 2. VACANCIES. A director may resign at any time by giving written notice to the Board of Directors or the Chairman of the Board. Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective. Any vacancy occurring in the Board of Directors and any directorship to be filled by reason of an increase in the size of the Board of Directors shall be filled by the affirmative vote of a majority of the current directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office, or until the next election of one or more directors by shareholders if the vacancy is caused by an increase in the number of directors. A director elected to fill a position resulting from an increase in the Board of Directors shall be apportioned among the classes as equally as possible.

     Section 3. POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised and done by the shareholders.

     Section 4. PLACE OF MEETINGS. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Florida.

     Section 5. MEETING. The first meeting of each newly elected Board of Directors shall be held, without call or notice, immediately following each annual meeting of shareholders.

     Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may also be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

     Section 7. SPECIAL MEETINGS AND NOTICE. Special meetings of the Board of Directors may be called by the Chairman or President and shall be called by the Secretary on the written request of two (2) directors. Written notice of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours before the meeting. Except as required by statute, neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Notices to directors shall be in writing and delivered personally, by telecopier, delivery to an overnight courier service or mailed by first class or registered mail to the directors at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be received. Notice to directors may also be given by telegram, and shall be deemed delivered when the same shall be deposited at a telegraph office for transmission and all appropriate fees therefor have been paid. Whenever any notice is required to be given to any director, a waiver therefor in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     Section 8. QUORUM AND REQUIRED VOTE. A majority of the directors shall constitute a quorum for the transaction of business and the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is required by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted that might have been transacted at the meeting as originally notified and called.

     Section 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at a meeting of the Board of Directors or committee thereof may be taken without a meeting if a consent in writing,

setting forth the action taken, is signed by all of the members of the Board of Directors or the committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

     Section 10. TELEPHONE MEETINGS. Directors and committee members may participate in and hold a meeting by means of conference telephone or similar communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

     Section 11. COMMITTEES. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution, shall have and may exercise all of the authority of the Board of Directors in the business and affairs of the Corporation except where the action of the full Board of Directors is required by statute. Vacancies in the membership of a committee shall be filled by the Board of Directors at a regular or special meeting of the Board of Directors. The executive committee and all other committees shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. A majority of the directors designated to a committee, shall be present at each meeting to constitute a quorum for the transaction of business, and the acts of the majority of the directors designated to a committee shall be the acts of the committee. The designation of any such committee and all other committees and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him by law.

     Section 12. COMPENSATION OF DIRECTORS. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings. Amounts paid to Directors shall be set by the Board of Directors.

     Section 13. CHAIRMAN OF THE BOARD. The Board of Directors may, in its discretion, choose a Chairman of the Board who shall preside at meetings of the shareholders and of the directors and shall be an ex officio member of all standing committees. The Chairman of the Board shall have such other powers and shall perform such other duties as shall be designated by the Board of Directors. The Chairman of the Board shall be a member of the Board of Directors but no other officers of the Corporation need be a director. The Chairman of the Board shall serve until his successor is chosen and qualified, but he may be removed at any time by the affirmative vote of a majority of the Board of Directors.

     Section 14. SHAREHOLDER NOMINATION OF DIRECTOR CANDIDATES. Except as otherwise provided by law or in the Articles of Incorporation, nominations for the election of directors may be made by the Board of Directors or by a committee appointed by the Board of Directors or by any shareholder entitled to vote in the election of directors generally. Any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such shareholder’s intent to make such nomination or nominations has been given, either by personal delivery or by the United States mail, postage prepaid, to the Secretary of the Corporation, not later than (i) with respect to an election to be held at an annual meeting of shareholders, ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders and (ii) with respect to an election to be held at a special meeting of shareholders for the election of directors, within ten (10) days after the date on which notice of such meeting is first given to shareholders. Each such notice shall set forth: (a) the names and addresses of the shareholder who intends to make the nomination and of the person or persons to be nominated; (b) a representation that the shareholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (c) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholders; (d) such other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission, had the nominee been nominated, or intended to be nominated by the Board of Directors; and (e) the consent of each nominee to serve as a director of the Corporation if elected. The presiding officer at the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

ARTICLE FOUR

OFFICERS

     Section 1. POSITIONS. The officers of the Corporation shall consist of a President, one or more Vice Presidents, a Secretary and a Treasurer, and, if elected by the Board of Directors by resolution, a Chairman of the Board. Any two or more offices may be held by the same person.

     Section 2. ELECTION OF SPECIFIED OFFICERS BY BOARD. The Board of Directors at its first meeting after each annual meeting of shareholders shall elect a President, one or more Vice Presidents, a Secretary and a Treasurer of the Corporation.

     Section 3. ELECTION OR APPOINTMENT OF OTHER OFFICERS. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors, or, unless otherwise specified herein, appointed by the President of the Corporation. The Board of Directors shall be advised of appointments by the President at or before the next scheduled Board of Directors meeting.

     Section 4. SALARIES. The salaries of all officers of the Corporation to be elected by the Board of Directors pursuant to Article Four, Section 2 hereof shall be fixed from time to time by the Board of Directors or pursuant to its discretion. The salaries of all other elected or appointed officers of the Corporation shall be fixed from time to time by the President of the Corporation or pursuant to his discretion.

     Section 5. TERM. The officers of the Corporation shall hold office until their successors are chosen and qualified. Any officer or agent elected or appointed by the Board of Directors or the President of the Corporation may be removed, with or without cause, by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any officers or agents appointed by the President of the Corporation pursuant to Section 3 of this Article Four may also be removed from such officer positions by the President, with or without cause. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise shall be filled by the Board of Directors, or, in the case of an officer appointed by the President of the Corporation, by the President or the Board of Directors.

     Section 6. CHAIRMAN. The Chairman of the Board shall preside as Chairman of all meetings of the shareholders and of the Board of Directors. The Chairman may execute contracts, instruments and documents in the name of the Corporation, and appoint and discharge agents and employees. The Chairman of the Board shall have duties as may be prescribed by the Board of Directors from time to time.

     Section 7. PRESIDENT. The President shall be the Chief Executive Officer of the Corporation, shall have the responsibility for supervising the day-to-day management and affairs of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. In the absence of the Chairman of the Board or in the event the Board of Directors shall not have designated a Chairman of the Board, the President shall preside at meetings of the shareholders and the Board of Directors.

     Section 8. CHIEF FINANCIAL OFFICER. The Chief Financial Officer shall be the principal financial officer of the Corporation and, unless another officer is so designated, principal accounting officer of the Corporation; whenever required by the Board of Directors, he shall render a statement of the financial condition of the Corporation; shall keep and maintain, or cause to be kept and maintained, adequate and correct accounts of the properties and business transactions of the Corporation, including, but not limited to, accounts of its assets, liabilities, receipts disbursement, gains, losses, capital surplus and shares; shall be responsible for assuming adherence to such financial polices as are promulgated by the Board of Directors; and, in general, shall discharge such other duties as may from time to time be assigned to him by the Board of Directors, the Chairman of the Board or the president. The books of account shall be open at all reasonable times to inspection by any director.

     Section 9. VICE PRESIDENTS. Each Vice President shall possess, and may exercise, such power and authority, and shall perform such duties, as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the President. In the event of the incapacity of the President, a Vice President designated by the Board of Directors shall perform such duties of the President as the Board of Directors shall prescribe. A Vice President may execute contracts in the name of the Corporation as authorized by the Board of Directors.

     Section 10. SECRETARY. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for the purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision he shall be. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the same to any instrument requiring it.

     Section 11. TREASURER. The Treasurer shall have the custody of corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors at its regular meetings or when the Board of Directors so requires an account of all his transactions as treasurer and of the financial condition of the Corporation.

ARTICLE FIVE

CERTIFICATES FOR SHARES

     Section 1. ISSUE OF CERTIFICATES. The Corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the President or a Vice President, and the Secretary or an Assistant Secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each certificate representing shares shall state upon the face thereof, the name of the Corporation, that the Corporation is organized under the laws of the State of Florida, the name of the person to whom issued, the number and class and the designation of the series, if any, that such certificate represents, and the par value of each share represented by such certificate.

     Section 2. LEGENDS FOR PREFERENCES AND RESTRICTIONS ON TRANSFER. Every certificate representing shares issued by the Corporation shall set forth or fairly summarize upon the face or back of the certificate, or shall state that the Corporation will furnish to any shareholder upon request and without charge a full statement of:

          (a) The designation, preferences, limitation, and relative rights of the shares of each class or series authorized to be issued.

          (b) The variations in the relative rights and preferences between the shares of each such series, if the Corporation is authorized to issue any preferred or special class in series and so far as the same have been fixed and determined.

          (c) The authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series.

Every certificate representing shares that are restricted as to the sale, disposition, or transfer of such shares shall also indicate that such shares are restricted as to transfer and there shall be set forth or fairly summarized upon the certificate, or the certificate shall indicate that the Corporation will furnish to any shareholder upon request and without charge, a full statement of such restrictions. If the Corporation issues any shares that are not registered under the Securities Act of 1933, as amended, and registered or qualified under the applicable state securities laws, the transfer of any such shares shall be restricted substantially in accordance with the following legend.

     “THESE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY APPLICABLE STATE LAW. THEY MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR PLEDGED WITHOUT (1) REGISTRATION

UNDER THE SECURITIES ACT OF 1933 AND ANY APPLICABLE STATE LAW, OR (2) AN OPINION (SATISFACTORY TO THE CORPORATION) OF COUNSEL (SATISFACTORY TO THE CORPORATION) THAT REGISTRATION IS NOT REQUIRED.”

     Section 3. FACSIMILE SIGNATURES. The signatures of the President or a Vice President and the Secretary or Assistant Secretary upon a certificate may be facsimiles, if the certificate is manually signed by a transfer agent, or registered by a registrar, other than the Corporation itself or any employee of the Corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of the issuance.

     Section 4. LOST CERTIFICATES. The Board of Directors may direct a new certificate of certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

     Section 5. TRANSFER OF SHARES. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

     Section 6. REGISTERED SHAREHOLDERS. The Corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Florida.

     Section 7. REDEMPTION OF CONTROL SHARES. As provided by the Florida Business Corporation Act, if a person acquiring control shares of the Corporation does not file an acquiring person statement with the Corporation, the Corporation may redeem the control shares at fair market value at any time during the sixty (60) day period after the last acquisition of such control shares. If a person acquiring control shares of the Corporation files an acquiring person statement with the Corporation, the control shares may be redeemed by the Corporation only if such shares are not accorded full voting rights by the shareholders as provided by law.

ARTICLE SIX

GENERAL PROVISIONS

     Section 1. DIVIDENDS. The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of the Articles of Incorporation.

     Section 2. RESERVES. The Board of Directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

     Section 3. CHECKS. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

     Section 4. FISCAL YEAR. The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors.

     Section 5. SEAL. The corporate seal shall have inscribed thereon the name and state of incorporation of the Corporation. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE SEVEN

INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS

     Section 1. DIRECTORS, OFFICERS, EMPLOYEES AND AGENTS. The Corporation shall indemnify any officer or director who was or is a party or is threatened to be made a party (which shall include the giving of testimony or similar involvement) to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of any other corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, including any appeal thereof, if he acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and with respect to any criminal action or proceedings, had no reasonable cause to believe that his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not create, of itself, a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Corporation or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. No indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction, shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     The Corporation may, by action of the Board of Directors and to the extent provided in such action, indemnify employees and agents as though they were officers and directors.

     Section 2. EXPENSES. In accordance with Section 1 above, the Corporation shall indemnify any officer or director against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

     Section 3. DETERMINATION OF STANDARD OF CONDUCT. Any indemnification hereunder, unless pursuant to a determination by a court, shall be made by the Corporation as authorized upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth above. Such determination shall be made either (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such proceeding, (2) by majority vote of a committee duly designated by the Board of Directors consisting of two or more directors not at the time parties to the proceeding, (3) by the shareholders who were not parties to such action, suit or proceedings, or (4) by independent legal counsel selected in accordance with the provisions of the Florida Business Corporation Act in a written opinion.

     Section 4. ADVANCE EXPENSES. To the extent permitted by applicable law, expenses (including attorney’s fees) incurred by an officer or director of the Corporation in defending any action, suit or proceeding shall be paid, by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer, to repay such amount of it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized herein.

     Section 5. BENEFIT. The indemnification provided by this Article shall be in addition to the indemnification rights provided pursuant to the Florida Business Corporation Act, and shall not be deemed exclusive of any other rights to which person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to any action in such person’s official capacity and as to action in another capacity while holding such office (provided that no indemnification may be made if expressly prohibited by the Florida Business Corporation Act), and shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6. INSURANCE. The Corporation shall be empowered to purchase and maintain insurance on behalf of any person who is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director or officer, of another Corporation, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions contained herein.

     Section 7. NO RIGHTS OF SUBROGATION. Indemnification herein shall be a personal right and, the Corporation shall have no liability under this Article to any insurer or any person, Corporation, partnership, association, trust or other entity (other than the heirs, executors or administrators of any person otherwise entitled to indemnification pursuant to the provisions of this Article) by reason of subrogation, assignment or succession by any other means to the claim of any person to indemnification hereunder.

     Section 8. INDEMNIFICATION FOR PAST DIRECTORS. Indemnification as provided in this Article shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     Section 9. AFFILIATES. For the purposes of this Article, references to “the Corporation” include any constituent corporations absorbed in a consolidation or merger, as well as the resulting or surviving corporation, so that any person who is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article with respect to the resulting or surviving corporation as he would if he had served the resulting or surviving corporation in the same capacity.

     Section 10. FUND FOR PAYMENT OF EXPENSES. The Corporation may create a fund of any nature, which may, but need to be, under the control of a trustee, or otherwise may secure in any manner its indemnification obligations, whether arising hereunder, under the Articles of Incorporation, by agreement, vote of shareholders or directors, or otherwise.

     Section 11. AMENDMENTS. The provisions of this Article Seven relating to indemnification and to the advancement of expenses shall constitute a contract between the Corporation and each of its directors and officers which may be modified as to any director or officer only with that person’s consent or as specifically provided in this Article. Notwithstanding any other provision of these Bylaws relating to their amendment generally, any repeal or amendment of this Article which is adverse to any director or officer shall apply to such director or officer only on a prospective basis, and shall not limit the rights of a director or officer to indemnification or to the advancement of expenses with respect to any action or failure to act occurring prior to the time of such repeal or amendment.

ARTICLE EIGHT

AMENDMENTS OF BYLAWS

     These Bylaws may be amended, altered or added to by the vote of the Board of Directors of the Corporation at any regular meeting of said Board, or at a special meeting of the Board of Directors called for that purpose, provided a quorum of the Directors is present at such regular or special meeting. These Bylaws and any amendments thereto and new Bylaws added by the Board of Directors may be amended, altered or replaced by the shareholders at any annual or special meeting of the shareholders. Bylaws amended by the shareholders, if they shall so state, cannot subsequently be amended by the Board of Directors. This Article Eight cannot be amended by the Board of Directors. Whenever any provision in these Bylaws or any amendment thereto shall conflict with a provision in the Articles of Incorporation (and any amendment thereto then in effect), the applicable provisions in such certificate (so amended) shall prevail and control.